Exhibit 99.1

Scripps Networks Interactive Prices Debt Offering of

$1 Billion of Senior Notes

For immediate release

Nov 18, 2014

KNOXVILLE, Tenn. – Scripps Networks Interactive, Inc., (NYSE: SNI) has priced the public offering of $1 billion aggregate principal amount of Senior Notes consisting of $500 million of 2.75 percent Senior Notes due 2019 at a price equal to 99.645 percent of the principal amount; and $500 million of 3.90 percent Senior Notes due 2024 at a price equal to 99.266 percent of the principal amount (the “Senior Notes”) under an effective registration statement previously filed with the Securities and Exchange Commission. The Senior Notes will be unsecured and will rank equally with all of Scripps Networks Interactive’s existing and future unsecured and unsubordinated indebtedness.

The sale of the Senior Notes is expected to close on November 24, 2014, subject to customary closing conditions.

Scripps Networks Interactive intends to use the net proceeds from this offering for general corporate purposes including, but not limited to payoff at maturity of the 3.55 percent Senior Notes due January 15, 2015, in the aggregate principal amount of $885 million, which were issued by one of the company’s majority-owned subsidiaries.

Bank of America Merrill Lynch; J.P. Morgan Securities, LLC; Wells Fargo Securities, LLC; and Mitsubishi UFJ Securities (USA), Inc., are acting as joint book-running managers for the offering.

A copy of a preliminary prospectus supplement, the accompanying prospectus and the final prospectus supplement may be attained, when available, from the SEC website at www.sec.gov.

Alternatively, the underwriters or Scripps Networks Interactive will arrange to send these documents to interested parties if requested by contacting:

•	J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at 212-834-4533

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, Call toll-free 800-294-1322

•	Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, MN 55402, Attn: WFS Customer Service, Call toll-free 800-645-3751 or email wfscustomerservice@wellsfargo.com.

•	Scripps Networks Interactive Investor Relations at 1-865-694-2700 or by written request to Scripps Network Interactive, 9721 Sherrill Blvd., Knoxville Tenn. 37932, Attn: Investor Relations.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Senior Notes referred to above. An offering of any such Senior Notes will be made only by means of a prospectus supplement and accompanying prospectus. No offer to sell or solicitation of an offer to buy such Senior Notes shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively reach more than 177 million consumers each month. Companion websites complement on-air programming with video and social media that inform and inspire. The company’s global networks reach millions of consumers across North and South America, Asia, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2013 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

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Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media Contacts: Dylan Jones, 865-560-5068, djones@scrippsnetworks.com

Lee Hall: 865-560-3853, lhall@scrippsnetworks.com

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